Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 15, 2025 (the “Closing Date”) is entered into among HUMACYTE GLOBAL, INC., a Delaware corporation (“Borrower Representative”), each other Person party hereto as a borrower from time to time (collectively, “Borrowers,” and each, a “Borrower”), each Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors,” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue”), as a lender, and each other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and Avenue, as administrative agent for Lenders and collateral agent for Secured Parties (in such capacity, together with its successors, “Administrative Agent”).

AGREEMENT

Borrower Representative, each Loan Party from time to time party hereto, Administrative Agent and Lenders hereby agree as follows:

1.            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Investment Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For the purposes of the Investment Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, ‘knowledge’ or ‘awareness’ means the actual knowledge of any Responsible Officer of such Person after reasonable inquiry of such Responsible Officer’s direct reports and review of the books and records of such Person that such Responsible Officer would reasonably review in the Ordinary Course of Business.

2.            LOAN AND TERMS OF PAYMENT

2.1         Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2         Availability and Repayment or Conversion of the Loans.

(a)            Availability.

(i)            Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its First Tranche Term Loan Commitment (the “First Tranche Term Loan”). Lenders’ commitments to make the First Tranche Term Loan shall terminate upon the funding of the First Tranche Term Loan on the Closing Date.

(ii)           Subject to the occurrence of the Second Tranche Milestone Date and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Second Tranche Availability Period in principal amount equal to its Second Tranche Term Loan Commitment (the “Second Tranche Term Loan”). Lenders’ commitments to make the Second Tranche Term Loan shall terminate upon the earlier of (i) the end of the Second Tranche Availability Period, and (ii) the date the Second Tranche Term Loan has been funded.

(iii)          Subject to the occurrence of the Third Tranche Milestone Date and the terms and conditions of this Agreement, and conditioned on the approval by each Lender’s investment committee in its sole and unfettered discretion, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Third Tranche Availability Period in principal amount equal to its Third Tranche Term Loan Commitment (the “Third Tranche Term Loan”, and together with the First Tranche Term Loan, and the Second Tranche Term Loan, collectively, the “Term Loan”, and each, a “Term Loan”). Lenders’ commitment to make the Third Tranche Term Loan shall terminate upon the earlier of (i) the end of the Third Tranche Availability Period, and (ii) the date that Third Tranche Term Loan has been funded.

Borrowers shall use the proceeds of the Term Loans (i) to repay existing outstanding Indebtedness of Borrower Representative owing under the Revenue Interest Purchase Agreement (other than inchoate indemnity or reimbursement obligations for which no claim has been made), and (ii) for working capital and general corporate purposes. Once repaid, the Term Loans may not be reborrowed.

(b)            Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Amortization Date is extended, in each case, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Term Loan Maturity Date. Any and all unpaid Obligations (other than inchoate indemnity or reimbursement obligations for which no claim has been made), including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d) or converted in accordance with Section 2.2(e).

(c)            Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuation of an Event of Default, Borrowers shall immediately pay to Lenders, ratably, an amount equal to the sum of:

(i)            all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)           all amounts then due in accordance with the Fee Letter, plus

(iii)          all other sums, if any, that shall have become due and payable, including Secured Party Expenses and interest at the Default Rate with respect to any past due amounts.

(d)            Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice (which may be conditional upon the consummation of an acquisition of Borrowers or similar transaction or a refinancing of the Obligations) to Administrative Agent of its election to prepay the Loans at least ten (10) days prior to such prepayment (or such shorter period as the Administrative Agent may approve, in its sole discretion), and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i)            all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)           all amounts then due in accordance with the Fee Letter, plus

(iii)          all other sums, if any, that shall have become due and payable, including Secured Party Expenses and interest at the Default Rate with respect to any past due amounts.

Notwithstanding the foregoing, during the ten (10) day notice period preceding any prepayment in full of the Loans, Lenders shall have the right to elect conversion of the Conversion Amount pursuant to Section 2.2(e).

(e)            Conversion at Lenders’ Election.

(i)            Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date and prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into shares of common stock, par value $0.0001 per share (“Common Stock”) of Parent (“Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by Administrative Agent to Parent, provided that the aggregate principal amount converted to Conversion Shares in accordance with this Section 2.2(e) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Parent. On the third (3rd) Trading Day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Parent shall credit to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) Conversion Price. On the Conversion Date, an aggregate principal amount of Loans equal to the Conversion Amount shall be deemed paid and satisfied in full and shall cease to accrue interest from and after the Conversion Date; provided, however, that (A) any interest accrued and unpaid through the Conversion Date shall remain outstanding and shall be payable in cash (or, if the parties hereto so elect in writing, shall be convertible into Conversion Shares in accordance with this Section), and (B) nothing in this sentence shall waive or release any indemnities, expense reimbursement obligations, or other amounts expressly stated to survive repayment or conversion.

(ii)            Reservation of Shares. Parent shall reserve from its duly authorized capital stock not less than the number of Conversion Shares that may be issuable pursuant to this Section 2.2(e). Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer (except pursuant to applicable securities laws).

(iii)            Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell Conversion Shares issued pursuant to a Conversion Election Notice to the public without registration, Parent covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Parent under the Exchange Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any Conversion Shares issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration.

(iv)            Registration Rights. In connection with the option to convert in accordance with this Section 2.2(e), Parent hereby grants to each Designated Holder registration rights on the terms set forth on Schedule 4.

(v)            Authorization. For so long as Designated Holders hold any Conversion Shares, Parent shall use commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the Principal Stock Exchange (or on another national securities exchange) provided, however, that nothing in the Section 2.2(e)(v) shall require Parent to continue to list its Common Stock on the Principal Stock Exchange Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.

(vi)            Limitations on Conversion.

(1)            Beneficial Ownership. Notwithstanding anything herein to the contrary, Parent shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Parent, to waive the 9.985% Cap.

(2)            Principal Market Regulation. Parent shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock.

(3)            Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Parent shall, within two (2) Trading Days, confirm to Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

(vii)            Certain Adjustments. If Parent declares or pays a dividend or distribution on the outstanding Conversion Shares payable in Common Stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares (or, in the case of a dividend or distribution on Common Stock, shares of Common Stock issuable upon conversion of the Conversion Shares) of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding Conversion Shares are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event. The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

(viii)            Investor Representations. Each Lender and each Designated Holder, as applicable, hereby make the following representations, as of the date the Loan is made, and, to the extent the Conversion Shares are not Unrestricted Securities at the time of conversion, upon the issuance of the Conversion Shares:

(1)            Purchase for Own Account. The Conversion Shares to be acquired upon conversion of the Conversion Amount are being acquired for investment for the Designated Holders’ account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. No Designated Holder has been formed for the specific purpose of acquiring the Conversion Shares.

(2)            Disclosure of Information. Each Lender and Designated Holder is aware of the business affairs and financial condition of Parent and its Subsidiaries and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the conversion of the Conversion Amount and the underlying Conversion Shares. Each Lender and Designated Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the Conversion Shares, and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Lender or Designated Holder, as applicable, or to which Lender or Designated Holder has access.

(3)            Investment Experience. Each Designated Holder understands that the Conversion Shares involve substantial risk. Each Designated Holder has experience as an investor in securities of companies in the development stage and acknowledges that Designated Holder can bear the economic risk of such Designated Holder’s and its underlying securities and has such knowledge and experience in financial or business matters that Designated Holder is capable of evaluating the merits and risks of its investment in the Conversion Shares and its underlying securities and/or has a preexisting personal or business relationship with Parent and certain of its officers, directors or controlling persons of a nature and duration that enables Designated Holder to be aware of the character, business acumen and financial circumstances of such persons.

(4)            Accredited Investor Status. Each Designated Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(5)            The Securities Act. Each Designated Holder understands that the Conversion Shares and any shares issuable upon exercise of this Section 2.2(e) have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Designated Holder’s investment intent as expressed herein. Each Designated Holder understands that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Each Designated Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

(ix)            Legends.

(1)            Restrictive Legend. Until such time as the Conversion Shares constitute Unrestricted Securities, the Conversion Shares, may bear a restrictive legend in substantially the following form and, if then applicable, any legend required by the General Corporation Law of the State of Delaware or by applicable state “blue sky” securities laws, rules and regulations (and a stop-transfer order may be placed against transfer of the certificates for such securities):

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(2)            Removal of Restrictive Legends. The certificates or book entries evidencing the Conversion Shares shall not contain any securities legend restricting the transfer thereof (including the securities legend set forth above in subsection (1) above) at the time that any of the Conversion Shares are to be sold or transferred pursuant to either an effective registration statement relating to such Conversion Shares filed by the Company under the Securities Act and applicable state securities laws, in compliance with any applicable prospectus delivery requirements, or an exemption therefrom. Parent shall cause its counsel to issue a legal opinion to the transfer agent promptly following the delivery by Designated Holder to Parent or the transfer agent of a written request for the removal of any restrictive securities legend in connection with a sale or transfer thereof, if required by the Parent’s transfer agent to effect the issuance of the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder, in any event no later than five (5) Trading Days following the delivery by Designated Holder to Parent or the transfer agent of such written request and the delivery by Designated Holder of any information or certifications reasonably required by Parent or its counsel in connection therewith.

(3)            Sale of Unlegended Shares. Designated Holder agrees that any such removal of the restrictive securities legend from certificates or book entries representing the Conversion Shares is predicated upon the reliance that the Designated Holder will sell the Conversion Shares, pursuant to either the registration requirements of the Securities Act and applicable state securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to an effective registration statement, Designated Holder will sell in compliance with the plan of distribution set forth therein.

(x)            No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Parent shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan.

2.3          Payment of Interest.

(a)            Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of each Loan shall accrue interest at the Applicable Rate, and Borrower(s) shall pay interest to each Lender, ratably, as follows: (i) if the Funding Date precedes the Loan Commencement Date, on the Funding Date, Borrowers shall pay, in advance, interest on the outstanding principal balance of each Loan for the period from the Funding Date through the last day of the calendar month in which such Funding Date occurs (it being understood that this clause (i) shall not apply in the case the Funding Date is on the same date as the Loan Commencement Date); (ii) on the Loan Commencement Date, Borrowers shall pay, in advance, the first (1st) installment of interest on the outstanding principal balance of each Loan for the ensuing month; and (iii) commencing on the first (1st) day of either (x) if the Funding Date is on the same date as the Loan Commencement Date, the month following the month in which the Funding Date occurs, or (y) if the Funding Date precedes the Loan Commencement Date, the second full month after the Funding Date, and, in each case, continuing on the first day of each month thereafter, Borrowers shall pay, in advance, interest on the outstanding principal balance of each Loan for the ensuing month.

(b)            Default Rate. Immediately upon the occurrence and during the continuation of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c)            Late Charges. If Borrowers are late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrowers agree to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lenders or Administrative Agent for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lenders and Administrative Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Administrative Agent or Lenders.

(d)            Payment; Interest Computation. Interest is payable monthly in accordance with Section 2.3(a) and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 5:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(e)            Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the intent of the parties hereto not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Secured Party Expenses and any other Obligations; and fourth, after all Obligations are repaid (other than inchoate indemnity or reimbursement obligations for which no claim has been made), the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4          Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of the Secured Parties, as applicable:

(a)            Fees. The fees and charges as and when due in accordance with the Fee Letter; and

(b)            Expenses. All Secured Party Expenses shall be paid as follows: (i) any such expenses incurred on or prior to the Closing Date, to the extent invoiced prior to the Closing Date, shall be due and payable on the Closing Date; and (ii) any such expenses incurred after the Closing Date shall be due and payable when due, or, if no specific due date is stated, within five (5) Business Days after demand by Administrative Agent.

2.5         Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a)            All payments (including prepayments) to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made to Administrative Agent for Administrative Agent’s own account or for the account of the Lenders in accordance with each such Lender’s Pro Rata Share in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 5:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 5:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)            No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)            Administrative Agent, on behalf of the Secured Parties, may initiate debit entries to any Deposit Accounts to the extent authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due. These debits shall not constitute a set-off. If the Automatic Payment Authorization is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified in writing by such Secured Party.

(d)            Borrowers, Administrative Agent and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6         Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit F; and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3.            CONDITIONS OF LOANS

3.1         Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, the following:

(a)            duly executed signatures to this Agreement;

(b)            duly executed original signatures to each warrant to purchase Common Stock issued by Parent in favor of a Designated Holder;

(c)            duly executed signatures to the IP Security Agreement;

(d)            duly executed signatures to the Fee Letter;

(e)             [reserved];

(f)             [reserved];

(g)            a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), (iv) a schedule of incumbency, and (v) long-form good standing certificates of each Loan Party certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which such Loan Party is qualified to conduct business, in each case as of a date no earlier than thirty (30) days prior to the Closing Date;

(h)            (i) a payoff letter with respect to all Indebtedness outstanding as of the Closing Date under the Revenue Interest Purchase Agreement, and (ii) evidence that the Liens securing Indebtedness owed by Borrower under the Revenue Interest Purchase Agreement will be released concurrent with the Funding Date of the First Tranche Term Loan, and the Administrative Agent shall have received all UCC-3 termination statements and release letters or other instruments (including, as applicable, payoff letters, termination of account control agreements, termination of landlord consents or bailee waivers, and releases of security interests in intellectual property, including USPTO recordations) as may be suitable or appropriate in connection therewith;

(i)            the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto and a properly completed and signed IRS Form W-9 for each Borrower;

(j)              evidence satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(k)            a legal opinion of counsel to the Loan Parties;

(l)              the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank;

(m)            (i) due diligence investigation of the each Loan Party with results satisfactory to Lenders, having been given such access to the management, records, books of account, contracts and properties of each Loan Party and having received such financial, business and other information regarding each of the foregoing Persons and businesses as it shall have requested received; (ii) received certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, and Intellectual Property search results, and (iii) all asset appraisals, field audits, and such other reports and certifications as Administrative Agent has reasonably requested;

(n)            receipt of all documentation and other information requested (including beneficial ownership information) by any Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act, and Borrowers shall have satisfied all requirements related thereto; and

(o)            payment of the fees in accordance with the Fee Letter and Secured Party Expenses then due as specified in Section 2.4(a).

3.2          Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a)            timely receipt by Administrative Agent of a Loan Request, duly executed by a Responsible Officer of Borrower Representative, specifying the requested loan amount and accompanied by any additional information and documentation reasonably requested by Administrative Agent;

(b)            the representations and warranties in this Agreement and the other Investment Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)             no Default or Event of Default shall have occurred and be continuing or result from the proposed Loan;

(d)            there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

(e)             each Loan Party shall have executed and delivered such amendments or supplements to this Agreement and any other Loan Documents, financing statements and third-party waivers as Administrative Agent may reasonably request or as may be required in accordance with any applicable law, in connection with the proposed Loan, in order to create, perfect or to maintain the perfection of Administrative Agent’s Liens on the Collateral;

(f)              for the Second Tranche Term Loan only, the Second Tranche Milestone Date shall have occurred;

(g)             for the Third Tranche Term Loan only, and the Third Tranche Milestone Date shall have occurred; and

(h)             to the extent that Avenue or any of its Affiliates is a Lender at the time a Loan is drawn, (i) the applicable Borrower shall execute and deliver to Avenue or such Affiliate a promissory note substantially in the form attached hereto as Exhibit F; and (ii) at the time of, or after giving effect to, the proposed Loan, Avenue or such Affiliate shall qualify as: (A) a “venture capital operating company” under section 2510.3-101(d) of Title 29 of the Code of Federal Regulations, as amended; (B) a “business development company” under the provisions of the Investment Company Act; and (C) a “regulated investment company” under the provisions of the Internal Revenue Code.

3.3          Covenant to Deliver.

(a)             Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b)             Except for tax liabilities contested in good faith by appropriate proceedings promptly instituted and diligently conducted as provided by Section 5.9, Loan Parties agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4         Procedures for Borrowing. To obtain a Loan, Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 5:00 p.m. Eastern Time, at least two (2) Business Days prior to the Closing Date, or at least five (5) Business Days prior to a proposed Funding Date other than the Closing Date (or, in each case, such lesser period of time as may be agreed upon by each Lender participating in the Loan in its sole discretion). Each applicable Lender shall fund the requested Loan in accordance with the Loan Request no later than 4:00 p.m. Eastern Time on the Funding Date, provided that all conditions precedent to such Loan have been satisfied by 4:00 p.m. Eastern Time on the Funding Date.

4.            CREATION OF SECURITY INTEREST

4.1         Grant of Security Interest. Each Loan Party hereby grants to Administrative Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Administrative Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Administrative Agent’s Lien in the Collateral shall continue until the date on which the Obligations (other than inchoate indemnification and reimbursement obligations as to which no claim has been asserted or is known to exist and any other obligations which by their terms, are to survive the termination of this Agreement) have been paid in full in cash, and each commitment of the Lenders to extend credit to a Borrower shall have been terminated (the “Termination Date”). Upon the Termination Date, the Administrative Agent’s security interest in the Collateral shall automatically terminate, and all rights therein shall revert to the applicable Loan Party without further action by any Person, and the Administrative Agent shall, at the sole cost and expense of the Loan Parties (including reasonable attorneys’ fees), return all possessory collateral then in its possession to the Loan Parties and deliver UCC-3 termination statements and take such other actions and deliver such other documentation as reasonably required to effect the termination and release of Administrative Agent’s Lien. Notwithstanding the foregoing, if any payment by or on behalf of any Loan Party is rescinded or must be restored or returned for any reason, the Obligations and Liens shall be automatically reinstated and any termination statements, releases or discharges delivered in reliance thereon shall be deemed void and of no effect to the extent of such rescission, restoration or return.

Upon any sale, transfer, or disposition of property permitted by this Agreement, Administrative Agent’s security interest in such property shall automatically be released and all rights therein shall revert to the applicable Loan Party without further action by any Person; provided, that such automatic release shall be limited solely to the property so disposed of; and Administrative Agent shall, within five (5) Business Days of such disposition, at the sole cost and expense of the Loan Parties (including reasonable attorneys’ fees), return all applicable possessory collateral then in its possession to the Loan Parties and deliver appropriate UCC termination statements or partial releases and take such actions and deliver such other documentation as shall be reasonably requested by any Loan Party to effect the release of Administrative Agent’s Lien on the property so disposed of (and only such property), without recourse, representation or warranty. Any such release shall not impair the Liens on, or the Obligations with respect to, any other Collateral.

4.2          Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Administrative Agent’s Lien under this Agreement) to the extent that a first priority security interest therein may be perfected by taking the actions contemplated by the Loan Documents. If a Loan Party shall acquire a commercial tort claim with an expected recovery value in excess of One Hundred Thousand Dollars ($100,000), such Loan Party shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require and take any further action necessary or advisable to perfect Administrative Agent’s Lien in such commercial tort claim. If a Loan Party shall acquire any instrument (as defined in the Code) constituting Collateral, and having a face amount of greater than Twenty Five Thousand Dollars ($25,000), in form suitable for transfer by delivery, such Loan Party shall promptly notify Administrative Agent and deliver the same in original to the Administrative Agent together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.

4.3          Authorization to File Financing Statements. Each Loan Party hereby authorizes Administrative Agent or its designee to file at any time UCC financing statements, continuation statements and amendments thereto with all appropriate jurisdictions (as determined by the Administrative Agent in its reasonable discretion) to perfect and maintain Administrative Agent’s security interest hereunder. Such financing statements may describe the Collateral as all assets of such Loan Party.

4.4          Pledge of Collateral. Each Loan Party hereby pledges, assigns and grants to Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all present and after-acquired Equity Interests of such Loan Party in any Person (including, without limitation, the Shares) other than Immaterial Foreign Subsidiaries, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon or distributed in respect thereof, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and non-cash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, and thereafter to the extent any Shares or other Equity Interests pledged hereunder from time to time are or become certificated, such certificate or certificates shall be delivered to Administrative Agent, accompanied by stock powers or other appropriate instruments of assignment duly executed in blank. With respect to any uncertificated Equity Interests or any securities entitlements included in the Collateral, each Loan Party shall take all actions reasonably requested by Administrative Agent to obtain and maintain “control” (as defined in the Code), including, if applicable, delivery of issuer acknowledgments and/or securities account control agreements, and with respect to any limited liability company or partnership interests, each Loan Party shall cause the issuer to irrevocably opt in to Article 8 of the Code and issue certificates representing such interests (with undated powers), or, if such opt-in and certification are not permitted, shall take such other actions as Administrative Agent may reasonably request to perfect and continue the perfection of Administrative Agent’s security interest therein, including filing and obtaining issuer consents and acknowledgments. To the extent required by the terms and conditions governing any Equity Interests included in the Collateral in which a Loan Party has an interest, such Loan Party shall cause (or, with respect to Equity Interests of any entity that is minority-owned by a Loan Party, use commercially reasonable efforts to cause) the books and records of each issuer and any transfer agent to reflect the pledge of the Equity Interests included in the Collateral and to acknowledge in writing the Administrative Agent’s security interest and rights, including the right, upon the occurrence and during the continuance of an Event of Default, to re-register and transfer such Equity Interests without further consent of the pledgor. Each Loan Party shall obtain (or, with respect to minority-owned interests, use commercially reasonable efforts to obtain) any consents, waivers or approvals necessary under any shareholders’ agreement, operating agreement, partnership agreement or similar organizational or contractual arrangement to permit the creation, perfection and enforcement of the pledge and security interest (including waivers of any rights of first refusal, transfer restrictions or similar impediments that would adversely affect foreclosure or transfer), and shall deliver irrevocable proxies and/or powers of attorney in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, to facilitate exercise of rights and remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may effect the transfer and/or re-registration of any securities or Equity Interests included in the Collateral into the name of Administrative Agent or its transferee and cause new (as applicable) certificates representing such securities or Equity Interests included in the Collateral to be issued in the name of Administrative Agent or its transferee, and each issuer and transfer agent shall comply with any such instruction from Administrative Agent without further consent of the applicable Loan Party. Subject to Section 6.11, each Loan Party will execute and deliver such documents, and take or cause to be taken such actions (including actions to obtain and maintain control within the meaning of the Code), as Administrative Agent may reasonably request to perfect or continue the perfection of Administrative Agent’s security interest in the Equity Interests included in the Collateral. Each Loan Party shall be entitled to exercise any voting rights with respect to the Equity Interests included in the Collateral in which it has an interest and to give consents, waivers and ratifications in respect thereof until such time as Administrative Agent delivers written notice to Borrower Representative suspending such rights following the occurrence and during the continuance of an Event of Default; provided that no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding. Upon delivery of such notice, or automatically upon the commencement of an Insolvency Proceeding with respect to any Loan Party, all rights of the Loan Parties to vote and to give consents, waivers and ratifications with respect to the Equity Interests included in the Collateral shall immediately cease and vest in Administrative Agent until such Event of Default is duly waived or cured in accordance with this Agreement, at which time such rights shall be reinstated.

5.            REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Closing Date, each Funding Date, and any other date that the representations and warranties under the Loan Documents are required to be made, as follows:

5.1          Due Organization, Authorization; Power and Authority.

(a)            Each Loan Party and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by a Responsible Officer of Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b)            The execution, delivery and performance by each Loan Party of the Investment Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect; provided that the foregoing shall not be construed to prohibit the filing of UCC financing statements or other recordations necessary to perfect the Liens created by the Investment Documents), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2           Collateral.

(a)             Each Loan Party has good title to, or has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)             Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and with respect to each Collateral Account located in the United States, each Loan Party has taken such actions as are necessary to give Administrative Agent a perfected security interest therein as required pursuant to the terms of Section 6.6(b). Each Account owned by any Loan Party is a bona fide, existing obligation of the applicable Account Debtor.

(c)             The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)             Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.2(i), and (v) immaterial Intellectual Property licensed to such Loan Party. Each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business is invalid or unenforceable, in whole or in part. To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.2(i), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property.

5.3         Material Agreements. As of the Closing Date, each material license and material agreement to which any Loan Party or any of its Subsidiaries is a party (“Material Contract”) is in full force and effect and no Loan Party is in material breach with respect thereto. As of any time since the Closing Date, to the extent, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, each license and agreement to which any Loan Party or any of its Subsidiaries is a party is in full force and effect and no Loan Party is in breach with respect thereto. Either (i) as of the Closing Date, or (ii) as of any time since the Closing Date, to the extent, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, no customer or supplier has terminated, significantly reduced or communicated its intent to any Loan Party or any of its Subsidiaries to terminate or significantly reduce (that has not been resolved) any Material Contract.

5.4         Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in liability or damages to such Loan Party, whether individually or in the aggregate for related proceedings, in excess of Five Hundred Thousand Dollars ($500,000), or that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

5.5          Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has been no deterioration in the consolidated and consolidating financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent that could reasonably be expected to have a Material Adverse Effect.

5.6          Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; the Loan Parties, on a consolidated basis, are not left with unreasonably small capital after the transactions in this Agreement; and the Loan Parties, on a consolidated basis, are able to pay their debts (including trade debts) as they mature. Notwithstanding the foregoing, solely for purposes of the foregoing solvency determination and solely to the extent required to be recorded as a liability under GAAP, obligations that are (i) contingent and (ii) by their express terms payable or settleable solely by the issuance of Parent’s Equity Interests and that do not, and cannot upon the occurrence of any event, require any cash payment, cash settlement, redemption or repurchase, shall be disregarded, including (A) contingent earnout obligations payable solely in Equity Interests, (B) common stock warrants, and (C) contractual rights to participate in future equity offerings. For the avoidance of doubt, any such obligation that at any time is or becomes cash settleable, or that includes (or is amended to include) any right of the holder to receive cash or to require redemption, repurchase, prepayment or cash dividends, shall not be disregarded.

5.7          Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Investment Documents and consummate the transactions contemplated thereby, except for notices, filings or approvals that are expressly contemplated by the Investment Documents to be made or obtained after the Closing Date within the time periods specified therein (including any securities law or “blue sky” filings or registrations), and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8          Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any Equity Interests except for Permitted Investments.

5.9         Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required federal and other material state, local and foreign tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary.

5.10       Shares. Each Loan Party has full power and authority to create a first priority lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. As of the Closing Date, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares, other than those arising under the Investment Documents. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. Either (i) as of the Closing Date, or (ii) as of any time since the Closing Date, to the extent, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, the Shares are not the subject of any present or threatened (in writing) suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.11         Compliance with Laws.

(a)            No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act.

(b)            No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)            No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties, any Affiliate of any Loan Party or of any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) organized in, or resident of any country or territory that is subject to embargo or trade sanctions enforced by OFAC, (iii) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) knowingly engages in any dealings or transactions with any such Person in violation of applicable Sanctions.

(d)            Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)            No Reportable Event (for which reporting has not been waived) or nonexempt Prohibited Transaction, as defined in ERISA, has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12       Products. A complete and accurate list of the Products is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. Either (i) as of the Closing Date, or (ii) any time since the Closing Date, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect, the Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, and all such Governmental Approvals are in full force and effect. Either (i) as of the Closing Date, or (ii) any time since the Closing Date, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, there are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a)            Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease;

(b)            Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c)            There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and

(d)            There have been no Product recalls or voluntary Product withdrawals from any market, except as could not reasonably be expected to have a Material Adverse Effect.

5.13        Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.14            No Event of Default. No Default or Event of Default has occurred and is continuing.

5.15            Healthcare Permits. Either (i) as of the Closing Date, or (ii) any time since the Closing Date, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect (a) each Loan Party and their Subsidiaries have obtained all Healthcare Permits and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and/or operation of their respective businesses; (b) each such Healthcare Permit is valid and in full force and effect, and each Loan Party and their Subsidiaries are in compliance with the terms and conditions of all such Healthcare Permits; and (c) neither the Loan Parties nor their Subsidiaries have received notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of any Loan Party or any Subsidiary, is any such action proposed or threatened in writing.

5.16            Compliance with Healthcare Laws.

(a)            Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties are in compliance with all applicable Healthcare Laws. Without limiting the generality of the foregoing, no Loan Party has received written notice by a Governmental Authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of any Loan Party, threatened in writing, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(b)            Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Loan Party, no Loan Party is in default or violation of any law which is applicable to the Loan Parties or their respective assets or the conduct of their respective businesses, and no Loan Party has been debarred or excluded from participation under a state or federal health care program, including any state or federal workers compensation program.

(c)            Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority having jurisdiction over such Person.

6.            AFFIRMATIVE COVENANTS

Each Loan Party shall do all of the following:

6.1            Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business (except where a failure to do so could not reasonably be expected to have a Material Adverse Effect) and for the performance by each Loan Party of its obligations under the Investment Documents to which it is a party and the grant of a security interest in accordance therewith, and comply in all material respects with all terms and conditions with respect to such Governmental Approvals.

6.2            Financial Statements, Reports, Certificates. Provide Administrative Agent with the following, by way of submission through Administrative Agent’s portfolio management website or as otherwise specified by Administrative Agent, in form and detail satisfactory to Administrative Agent, which each Loan Party warrants shall be accurate and complete in all material respects:

(a)            Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b)            Compliance Certificates. Together with each set of financial statements referred to in clause (a) above or clause (d) below, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)            Annual Operating Budget and Financial Projections. Within thirty (30) days after the end of each fiscal year of Parent, an annual operating budget, on a consolidated basis (including income statements, balance sheets and cash flow statements, by fiscal quarter) for the upcoming fiscal year of Parent, together with any related business forecasts used in the preparation thereof.

(d)            Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion (except for a “going concern” or like qualification solely related to Borrowers’ liquidity that is typical for companies similar to Borrowers) on the financial statements from PricewaterhouseCoopers LLP or any other an independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto.

(e)            Other Statements. Within five (5) days of delivery, copies of all statements (including financial statements and proxy statements), reports and notices generally made available to all Parent’s Equity Interest holders or to all holders of Parent’s Preferred Stock or to any holders of Subordinated Debt.

(f)            SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Parent posts such documents on Parent’s website, subject to notification of the filing on the then-next Compliance Certificate.

(g)            Legal Action Notice. Prompt notice of (i) any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in liability or damages to such Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000), or where the relief sought could reasonably be expected to have a Material Adverse Effect; and (ii) if any Loan Party or any of its Subsidiaries initiates or threatens to initiate legal action against any third party with respect to a material claim, and, with respect to any such pending or threatened action, any material developments.

(h)            Board Materials. Within seven (7) days of any Board, committee, subcommittee thereof or advisory board meeting, copies of all final materials that any Borrower provides to its Board or such committee or subcommittee or advisory board in connection with meetings thereof, including any reports with respect to Loan Parties’ operations or performance with copies of minutes of such meetings to be delivered within seven (7) days of such minutes becoming available; provided, however, the foregoing may be subject to such exclusions and redactions as necessary to (i) preserve attorney-client privilege or confidential obligations owed to third-parties, or (ii) prevent disclosure of material that (A) contains or relates to highly-sensitive proprietary information (including the identify or economic terms of any potential acquisition target, except to the extent otherwise required to be disclosed hereunder), or (B) material relating solely to strategy, discussions or communications regarding (x) any Loan or Lender, or (y) potential debt refinancings or amendments of the Loan Documents; provided further that the Loan Parties shall redact only the portions reasonably necessary to preserve such protections and shall clearly mark each redaction.

(i)            Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each fiscal quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations.

(j)            Product Related. Within three (3) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect.

(k)            Default. The occurrence of any Default or any Event of Default, including a statement of a Responsible Officer setting forth details of such Default or Event of Default and the action which the applicable Loan Party has taken or proposes to take with respect thereto.

(l)            Other Information. Such statements, lists of property and accounts, sales projections, reports, operating plans, financial exhibits, information relating to debt financings consummated after the Closing Date, or other information, in each case, as Administrative Agent or any Lender may from time to time reasonably request.

6.3          Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects.

6.4          Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required federal and other material state, local and foreign Tax returns and reports and timely pay (or procure valid extensions thereof), and require each of its Subsidiaries to timely pay, all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (a) deferred payment of any Taxes contested pursuant to the terms of Section 5.9, or (b) Taxes, assessments, deposits and contributions, which do not individually or in the aggregate exceed One Hundred Thousand Dollars ($100,000), and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5           Insurance.

(a)            Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request. Insurance policies shall be in a form, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide” that are not Affiliates of any Loan Party unless otherwise approved by Lenders.

(b)            To that end, all property policies shall have a lender’s loss payable endorsement showing Administrative Agent as lender loss payable, and all liability policies shall show, or have endorsements showing, Administrative Agent as an additional insured, in each case, in form satisfactory to Administrative Agent.

(c)            At Administrative Agent’s request, Borrower Representative shall deliver copies of insurance policies and evidence of all premium payments. Borrower Representative shall use commercially reasonable efforts to ensure that each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Administrative Agent, that it will give Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(d)            If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Administrative Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct.

6.6           Deposit and Securities Accounts.

(a)            Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall maintain an ACH payment arrangement for the benefit of each Lender, in a manner satisfactory to each such Lender.

(b)            Provide Administrative Agent ten (10) Business Days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account that any Loan Party at any time maintains, Loan Parties shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Administrative Agent’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentences in this clause (b) shall not apply to Excluded Accounts.

6.7           Intellectual Property.

(a)            Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s reasonable satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(b)            Provide written notice to Administrative Agent at least fifteen (15) days (or such shorter period as agreed to in writing by Administrative Agent in its sole discretion) prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and shall use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Administrative Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Administrative Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8          [Reserved].

6.9          Access to Collateral; Books and Records. Allow Administrative Agent, or its agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13. Such inspections or audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10        Minimum Remaining Months Liquidity. Maintain at all times, subject to periodic reporting as of the last day of each month, Remaining Months Liquidity of at least three (3).

6.11       Joinder of Subsidiaries. No later than fifteen (15) days after such time as (a) a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary (other than an Immaterial Foreign Subsidiary), (b) a Loan Party or any of its Subsidiaries acquires any direct or indirect Subsidiary (other than an Immaterial Foreign Subsidiary) after the Closing Date, or (c) a Subsidiary ceases to be an Immaterial Foreign Subsidiary, in each case, cause such Subsidiary to: (i) promptly provide written notice to Administrative Agent of the new Subsidiary, or of a Subsidiary ceasing to be an Immaterial Foreign Subsidiary, as applicable, together with certified copies of the Operating Documents for such Subsidiary, and (ii) promptly, and in any event within thirty (30) days of creation, acquisition or ceasing to be an Immaterial Foreign Subsidiary, as applicable: (A) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary to either: (x) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Borrower or Guarantor, together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Administrative Agent, for the ratable benefit of the Secured Parties, a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary), and (B) to pledge all of the Equity Interests in such Subsidiary owned by another Loan Party. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12        Property Locations.

(a)            Provide to Administrative Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)            With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Administrative Agent’s Lien.

(c)            With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

(d)            Upon the occurrence of an Event of Default that is continuing, at the request of Administrative Agent or any Lender, use commercially reasonable efforts to firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the Lien of Administrative Agent.

6.13       Management Rights. Any representative of Administrative Agent shall, except during the continuance of an Event of Default no more than once per fiscal quarter and, in each case at reasonable times and intervals, have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Administrative Agent shall be entitled, except during the continuance of an Event of Default no more than once per fiscal quarter and, in each case at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.14        Right to Invest. In connection with any Qualified Financings consummated after the Closing Date, Designated Holders shall have the right, in their respective discretion to participate in any such Qualified Financing, provided that with respect to any public offering of stock of the Parent, Parent agrees to use commercially reasonable efforts to provide Designated Holders or their respective assignees or nominees with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided that (a) the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.14 shall be One Million Dollars ($1,000,000), and (b) such terms shall exclude a seat on Parent’s Board, which may be offered to other investors at Parent’s discretion. Parent shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if a Designated Holder desires to exercise its right to participate in such Qualified Financing, Designated Holder shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto, to the extent the closing with such other potential investors occurs. Participation by any Designated Holder pursuant to this Section shall not be deemed to confer “control” or impose fiduciary duties on any Designated Holder and is in addition to any Warrant held by such Designated Holder.

6.15        Anti-Corruption Laws and Sanctions. Maintain in effect and apply policies and procedures designed to ensure compliance in all material respects by the Loan Parties, their Subsidiaries, and, in each case, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Loan Parties, their Subsidiaries, and, in each case, their respective directors, officers and, to the knowledge of the Loan Parties, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

6.16        Compliance with Healthcare Laws. Cause the operations and property of each Loan Party and each Subsidiary to comply with all applicable Healthcare Laws, except as could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the operations and property of each Loan Party and each Subsidiary shall comply with HIPAA in all material respects. Borrower Representative shall have established and maintains a corporate compliance program that (i) addresses the material applicable laws, including all applicable Healthcare Laws, of Governmental Authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs for pharmaceutical manufacturers. As of the Closing Date, Borrower has delivered to Administrative Agent an accurate and complete copy of each material report, study, survey or other document of which any Loan Party has knowledge that addresses or otherwise relates to the compliance by each Loan Party and each Subsidiary with applicable Healthcare Laws.

6.17        Further Assurances. Execute any further instruments and take further action as Administrative Agent reasonably request to perfect or continue Administrative Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

7.            NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1          Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2          Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve (other than as permitted under Section 7.3); (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within five (5) days thereof; (d)  permit or suffer a Change in Control; or (e) without at least ten (10) days (or such shorter period as agreed to in writing by Administrative Agent in its sole discretion) prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations shall be repaid in full (other than inchoate indemnity or reimbursement obligations for which no claim has been made)), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same other than Permitted Acquisitions; provided, that a Loan Party or a Subsidiary may merge, dissolve, liquidate or consolidate into another Loan Party or Subsidiary (provided that, if any such merger or consolidation involves a Loan Party, such Loan Party shall be the surviving legal entity).

7.4          Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5          Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens having priority over Administrative Agent’s Lien.

7.6          Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7          Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests; provided, that (i) Parent may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Parent pursuant to the terms of such convertible securities or otherwise in exchange thereof; (ii) Parent may convert Subordinated Debt issued by Parent into Equity Interests issued by Parent pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Parent or any Subsidiary thereof may pay dividends solely in Equity Interests of Parent or such Subsidiary, as applicable; (iv) Parent may make cash payments in lieu of fractional shares; (v) any Subsidiary may pay dividends or make distributions or other payments in respect of Equity Interest to a Loan Party; and (vi) Parent may repurchase the Equity Interests issued by Parent pursuant to stock repurchase agreements approved by Parent’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year of Parent; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments.

7.8          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Parent for capital raising purposes, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Parent’s Board; and (d) transactions solely among Loan Parties; provided that (i) do not impair the perfection, priority or value of the Collateral or the rights and remedies of the Secured Parties under the Loan Documents, and (ii) are otherwise permitted hereunder.

7.9          Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations.

7.10        Prepayment of Indebtedness. Prepay, redeem, defease, or otherwise satisfy any Indebtedness prior to its scheduled maturity, other than (a) the Loans, and (b) Indebtedness permitted under Section 7.4. Notwithstanding the foregoing, each Secured Party agrees that the conversion or exchange of any Indebtedness (other than the Loans) into Equity Interests of Parent shall not be prohibited by this Section 7.10.

7.11       Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event (for which reporting has not been waived) or nonexempt Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which, in each case, could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.12        Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Permit any of its directors, officers, employees and agents to: (a) take any action that would cause a violation of any Anti-Corruption Laws or any applicable Sanctions; (b) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law; or (d) directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

8.            EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1          Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Administrative Agent, any Lender’s or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days after the date the same first becomes due.

8.2          Covenant Default.

(a)            A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.1, Sections 6.2(a), (d) and (k), Section 6.5, Section 6.6, Section 6.10, Section 6.11, and Section 6.12 or violates any covenant in Section 7;

(b)            A Loan Party fails or neglects to perform any obligation in Section 6.2 (except for Sections 6.2(a), (d) and (k)), and as to any default, has failed to cure the default within one (1) Business Day after the sooner to occur of such Loan Party’s receipt of notice of such breach from Administrative Agent, or the date on which such breach first becomes known to any officer of such Loan Party; or

(c)            A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) Business Days after the sooner to occur of such Loan Party’s receipt of notice of such breach from Administrative Agent, or the date on which such breach first becomes known to any officer of such Loan Party.

8.3          Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

8.4          Attachment; Levy; Restraint on Business.

(a)            (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy (other than any Permitted Lien) is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within forty-five (45) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any forty-five (45) day cure period; or

(b)            (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver (in each case, other than in connection with any Permitted Lien), or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5          Insolvency. (a) The Loan Parties and their Subsidiaries, as a whole, are unable to pay their debts (including trade debts) as they become due or otherwise become insolvent, the realizable value of the Loan Parties’ and their Subsidiaries’ assets, as a whole, is less than the aggregate sum of their liabilities; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6          Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of a Loan Party or a Subsidiary of such Loan Party in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

8.7          Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8          Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent or any Lender, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9          Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto (other than any Secured Party) shall be in material breach thereof or contest in any manner the validity or enforceability thereof or deny in writing that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10        Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could have, a Material Adverse Effect.

8.11        Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

8.12        Lien Priority. There is a material impairment in the perfection or priority of Administrative Agent’s Lien in the Collateral (in each case, other than in connection with any Permitted Lien).

9.            Administrative Agent’S RIGHTS AND REMEDIES

9.1          Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).

9.2          Rights. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, as directed by Required Lenders, may, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(a)            verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of Administrative Agent’s security interest in such funds;

(b)            make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c)            ratably apply to the Obligations any amount held by Administrative Agent owing to or for the credit or the account of a Loan Party;

(d)            ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e)             deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f)             demand and receive possession of any Loan Party’s Books; and

(g)            exercise all rights and remedies available to Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Loan Parties shall assemble the Collateral if Administrative Agent requests and make it available as Administrative Agent designates. Administrative Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Administrative Agent a license to enter and occupy any of its premises, without charge, to exercise any of Administrative Agent’s rights or remedies. Administrative Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Administrative Agent’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to Administrative Agent, for the ratable benefit of the Secured Parties, or the Lenders, ratably, to be applied to the Obligations.

9.3          Power of Attorney. Each Loan Party hereby irrevocably appoints Administrative Agent (and any of Administrative Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Administrative Agent’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Administrative Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Loan Party further hereby appoints Administrative Agent (and any of Administrative Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred and is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Administrative Agent’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents; and (iii) take any and all such actions as Administrative Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Administrative Agent under this Agreement or the other Loan Documents. Administrative Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Administrative Agent’s rights and powers are coupled with an interest and are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.4          Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Administrative Agent may obtain such insurance or make such payment, and all amounts so paid by Administrative Agent are Secured Party Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Administrative Agent will make reasonable efforts to provide Borrower Representative with notice of Administrative Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Administrative Agent are deemed an agreement to make similar payments in the future or Administrative Agent’s waiver of any Event of Default.

9.5          Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Administrative Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Any surplus shall be paid to Borrowers or other Persons legally entitled thereto; Borrower shall remain liable to Agent and the Lenders for any deficiency. If Administrative Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Administrative Agent may either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Administrative Agent of cash or immediately available funds therefor.

9.6          Administrative Agent’s Liability for Collateral. So long as Administrative Agent accords treatment to the Collateral in its possession substantially equal to the treatment which it accords its own property, Administrative Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Loan Parties bear all risk of loss, damage or destruction of the Collateral.

9.7          No Waiver; Remedies Cumulative. Any failure by Administrative Agent or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Secured Parties have all rights and remedies provided under the Code, by law, or in equity. Any Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8          Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.9          Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may sell all or any part of the Collateral, at public or private sales, to itself, the Lenders, a designee of Lender, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Administrative Agent may deem commercially reasonable. To the extent permitted by law, each Loan Party hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Administrative Agent may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Administrative Agent until the selling price is paid by the purchaser, but neither Administrative Agent nor any Lender shall incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Administrative Agent may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence:

(a)            Subject to the rights of any third parties, Administrative Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lenders shall in their sole discretion determine;

(b)            Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Loan Parties in, to and under any Copyright licenses, Patent licenses or Trademark licenses and take or refrain from taking any action under any thereof, and each Loan Party hereby releases Administrative Agent and each Lender from, and agrees to hold Administrative Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Administrative Agent’s or any Lender’s gross negligence or willful misconduct;

(c)            Upon request by Administrative Agent, each Loan Party will execute and deliver to Administrative Agent a power of attorney, in form and substance reasonably satisfactory to Administrative Agent for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause (c), each Loan Party shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Administrative Agent;

(d)            If, at any time when Administrative Agent or Lenders shall determine to exercise the right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Administrative Agent or Lenders may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Administrative Agent may, at the direction of Lenders in their sole discretion (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Section 9, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Administrative Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)            as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)           as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(iii)          as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)          as to such other matters as Administrative Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws; and

(e)            Each Loan Party recognizes that Administrative Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (d) above. Each Loan Party also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Administrative Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Loan Parties and/or the Subsidiary would agree to do so.

10.          NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Investment Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	Humacyte Global, Inc., on behalf of all Loan Parties 2525 E. Highway NC 54 Durham, NC 27713 Attention: Dale Sander, Chief Financial Officer Email: [***]

With a copy to (which shall not constitute notice):	Covington & Burling LLP 30 Hudson Yards New York, NY 10001-2170 Attn: Peter Schwartz Email: pschwartz@cov.com

If to Administrative Agent or Avenue:	Avenue Venture Opportunities Fund II, L.P. 11 West 42nd Street, 9th Floor New York, New York 10036 Attn: Todd Greenbarg, Senior Managing Director Email: [***]; [***] Phone # [***]
With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	DLA Piper LLP (US) 845 Texas Ave Suite 3800 Houston, TX 77002 Attn: Justin Hewett Email: justin.hewett@us.dlapiper.com

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Administrative Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such Loan Party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM Administrative Agent or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.          GENERAL PROVISIONS

12.1        Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until the Termination Date. So long as Borrowers have satisfied the Obligations (other than inchoate indemnity or reimbursement obligations for which no claim has been made), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Termination Date, Administrative Agent shall deliver evidence of the release of Collateral. Any such release shall be without recourse to or representation or warranty by Administrative Agent of any kind.

12.2        Successors and Assigns.

(a)            Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation (each, an “Assignment”) in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof); provided, that no Lender may make an Assignment to any competitor of Borrower Representative or to any “vulture” or distressed-debt fund.

(b)            Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to subsection (a) above and any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto.

(c)            Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3        Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Lenders and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4        Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Administrative Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Administrative Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Administrative Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Administrative Agent, for the ratable benefit of the Secured Parties, for application to the Obligations, whether matured or unmatured.

12.5        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7        Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8        Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation under this Agreement or any other Loan Document shall be effective except pursuant to an agreement in writing signed by Administrative Agent, with the consent of the Required Lenders, and Borrower Representative. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9        Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10      Confidentiality; Publicity.

(a)            In handling any confidential information of any Loan Party and its Subsidiaries, Administrative Agent and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent or any Lender’s possession when disclosed to Administrative Agent or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent or such Lender in violation of this Agreement) after disclosure to Administrative Agent or such Lender, as applicable; or (ii) disclosed to Administrative Agent or such Lender by a third party, if Administrative Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b)            Neither party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

12.11     Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.12      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16     US Patriot Act. Each Lender that is subject to the requirements of the US Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the US Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the US Patriot Act.

12.17      Appointment of Administrative Agent.

(a)            Each Lender hereby appoints Avenue to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders, and no Loan Party nor any other Person shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)            If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)            Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d)            Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)            With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)            Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)            Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.

(h)            Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, Lenders (with the consent of the Borrower Representative, such consent not to be unreasonably withheld) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least Three Hundred Million Dollars ($300,000,000). If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(i)            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)            Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)            If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l)            If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m)            Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)            Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

(o)            Administrative Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations. Each Lender hereby authorizes Administrative Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Administrative Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document. All powers, rights and remedies under the Loan Documents may be exercised solely by Administrative Agent for the benefit of Lenders and Administrative Agent in accordance with the terms thereof. In the event of a foreclosure on any of the Collateral pursuant to a public or private sale, either Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale; provided however, that neither Administrative Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Lenders. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.

12.18      Right of Setoff. Borrower hereby grants to Administrative Agent, for the ratable benefit of the Lenders, a Lien, and, to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, a right of setoff as security for all Obligations to the Secured Parties, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any entity under the control of Administrative Agent (including a subsidiary of Administrative Agent) or in transit to any of them, and other obligations owing to Administrative Agent or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand, Administrative Agent or any Lender may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. Upon the exercise of any right of setoff pursuant to this Section 12.19, Administrative Agent or any Lender exercising such right shall endeavor to provide concurrent written notice of such exercise to Borrower. ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.          GUARANTY

13.1        Guaranty. Each Guarantor who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a)            each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b)            Administrative Agent, on behalf of the Secured Parties, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.

13.2        Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state provincial or territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).

13.3        Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the Termination Date.

13.4        Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

13.5        Right of Contribution

(a)            If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b)            Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

13.6        Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.7        Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a)            diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b)            the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c)            any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d)            any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e)            any rights to set-offs and counterclaims;

(f)            any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(g)            without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.8        Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

13.9        Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.10      No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except in writing in accordance with Section 12.8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.11      Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel.

[Remainder of Page intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS:

HUMACYTE, INC.

By	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

HUMACYTE GLOBAL, INC.

By	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

BORROWER REPRESENTATIVE:

HUMACYTE GLOBAL, INC.

By	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

[Signature Page to Loan and Security Agreement]

ADMINISTRATIVE AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Signature Page to Loan and Security Agreement]

[ADMINISTRATIVE AGENT]

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Administrative Agent pursuant to which Administrative Agent, for the ratable benefit of the Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” is any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party or a Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than equity interests having such power only by reason of the happening of a contingency) or a majority of the outstanding equity interests of a Person; provided, that an Acquisition shall exclude an In-License.

“Acquisition Cost” means consideration paid or payable for an Acquisition (including all milestone, maintenance and/or similar payments, earnouts, deferred purchase price and any other contractual commitment, in each case, whether fixed or contingent), but excluding (i) royalties on sales calculated on an arm’s length basis and (ii) future sales-based milestones).

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. In no event shall either Fresenius Medical Care Holdings, Inc. and its Subsidiaries or Yale University and its Subsidiaries be considered Affiliates of the Loan Parties or any Subsidiary.

“Agreement” has the meaning set forth in the preamble.

“Amortization Date” means the first day of the month that is twenty-four (24) months after the Closing Date (the “Initial Amortization Date”); provided, however, that if as of the Initial Amortization Date, (a) no Event of Default has occurred and is continuing, and (b) the Funding Date of the Second Tranche Term Loan has occurred, the Amortization Date shall instead be the first day of the month that falls thirty-six (36) months after the Closing Date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrowers or any of their Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation the Anti-Terrorism Order, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a variable annual rate equal to the greater of (i) eleven and one-half of one percent (11.50%), and (ii) the sum of (A) the Prime Rate, plus (B) four and one-half of one percent (4.50%).

“Approved Fund” means, with respect to any Lender, any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and/or other similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit E.

“Avenue” has the meaning set forth in the preamble.

“Average Three-Month FCF Burn” means, for any date of determination, the product of (a) the greater of (i) Free Cash Flow for the trailing three (3) month period ended on the last day of the most recently ended calendar month (the “Testing Reference Date”) for which financial statements have been furnished to Administrative Agent by Borrower Representative, and (ii) Free Cash Flow for the three-(3) month period beginning on the day after the Testing Reference Date, as determined by Administrative Agent based upon financial information received by Agent, including deliverables provided pursuant to Section 6.2, divided by (b) three (3); provided, (x) to the extent the Average Three-Month FCF Burn is not a negative number, the Average Three-Month FCF Burn shall be deemed to be zero (0), and (y) to the extent the Average Three-Month FCF Burn is a negative number, the Average Three-Month FCF Burn shall be deemed to be the absolute value of such number.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Blocked Person” means: (a) any Person listed in the annex to, or that is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Equivalents” means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Rating Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. or at least F-1 or the equivalent thereof by Fitch Investor Services; (c) time deposits and certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein; (d) shares of money market mutual funds that (i) are registered under the Investment Company Act and comply with Rule 2a-7 thereunder, (ii) have total assets in excess of One Billion Dollars ($1,000,000,000), and (iii) offer daily purchase and redemption features and seek to maintain a constant net asset value; and (e) money market funds having at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change in Control” means (a) any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Parent, who did not have such power before such transaction; (ii) the Transfer of all or substantially all assets of the Borrowers; or (iii) Parent ceasing to own and control, directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary (except, in each case, to the extent expressly permitted herein); or (b) during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Parent cease to be composed of individuals: (i) who were members of that Board on the first day of such period; (ii) whose election or nomination to that Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board; or (iii) whose election or nomination to that Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” has the meaning set forth in Section 2.2(e)(i).

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit G.

“Conversion Price” means a price per share equal to one hundred thirty percent (130.00%) of the Warrant Price set forth (and as defined) in the Warrant, mutatis mutandis so that each reference to “Warrant” therein is a reference to Section 2.2(e).

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in any Conversion Election Notice, or in connection with any exercise of a right to invest pursuant to this Agreement.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia other than (a) any Subsidiary all or substantially all of whose assets consist of Equity Interests of (or debt obligations owed or treated as owed by such) controlled foreign corporations (as defined in Section 957 of the Internal Revenue Code), or (b) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code).

“Duke License Agreement” means that certain Exclusive Patent License Agreement, dated as of March 14, 2006, as amended, by and between Duke University and Borrower Representative in respect of OLV File # 1681, entitled “Novel Scaffolds for Tissue Engineering” and OLV File # 2057, entitled “Lifespan Extension in Tissue Engineering”.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means, solely to the extent a deposit account or securities account cannot be made subject to an Account Control Agreement under applicable law or the terms of the governing documents, (a) statutory withholding tax accounts, (b) fiduciary, trust, or escrow accounts maintained by any Loan Party solely for the benefit of third parties (including ERISA plan trust accounts, 401(k) plan trusts, employee stock purchase plan trusts, and other health and welfare benefit plan trusts), and (c) accounts that are subject to a contractual requirement of exclusive control by, or a prohibition on delivery of a control agreement in favor of, a third party secured party (including, to the extent applicable, cash collateral accounts securing Permitted Liens), in each case only for so long as such legal or contractual prohibition remains in effect and only to the extent such accounts are used exclusively for the applicable purpose.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, (b) locations outside of the United States, (c) other locations where, in the aggregate for all such locations, less than Two Hundred Fifty Thousand Dollars ($250,000) of Collateral is located, and (d) hospitals holding Symvess on a consignment basis.

“Existing Letter of Credit” means that certain letter of credit dated on May 9, 2023, issued by JPMorgan Chase Bank, N.A. to Borrower Representative, as may be amended or replaced from time to time.

“Extraordinary Receipts” means any cash received by or paid to or for the account of Borrowers not in the Ordinary Course of Business including amounts received in respect of (a) proceeds under any insurance policy, (b) condemnation awards (and payments in lieu thereof), (c) indemnity payments, (d) foreign, United States, state or local Tax refunds, (e) pension plan reversions, (f) judgments and litigation settlements, and (g) purchase price adjustments.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).

“First Tranche Term Loan Commitment” means, as to any Lender, the principal amount of the First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Foreign Subsidiary” is any Subsidiary which is not a Domestic Subsidiary.

“Free Cash Flow” means, for any period, an amount equal to the sum of (a) the amount of “cash flows from operating activities” (or equivalent term) for such period, plus (b) “cash flows from investing activities” (or equivalent term) for such period, in each case, as set forth in the line items so identified in the consolidated cash flow statements of Parent delivered in accordance with Sections 6.2(a) and (d), but excluding any Extraordinary Receipts, which cash flow statements shall be prepared in a format and using accounting practices consistent with Accounting Standards Codification 230 and cash flow statements provided by Borrower Representative to Administrative Agent as of the Closing Date (or as otherwise reasonably agreed in writing by Administrative Agent).

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, including pursuant to Section 13 hereof, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means, in each case as and to the extent applicable, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7); (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; and (c) any and all comparable state or local laws and other applicable health care laws and regulations, each of (a) through (c) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrowers, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of any Product.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Immaterial Foreign Subsidiary” means, as of the last day of each month, any Foreign Subsidiary if and for so long as such Foreign Subsidiary (a) does not have: (i) individually, (x) revenue exceeding five percent (5.0%) of the revenue (calculated on a twelve-month trailing basis) of Parent and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the Ordinary Course of Business), or (y) total assets exceeding a book value of five percent (5.0%) of the consolidated total assets of Parent and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the Ordinary Course of Business); and (ii) together with all other Immaterial Foreign Subsidiaries in the aggregate, (x) revenue exceeding ten percent (10.0%) of the revenue (calculated on a twelve-month trailing basis) of Parent and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the Ordinary Course of Business), or (y) total assets exceeding a book value of ten percent (10.0%) of the consolidated total assets of Parent and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the Ordinary Course of Business); and (b) does not own any Intellectual Property material to Borrower Representative’s business (in the determination of Administrative Agent (in consultation with Borrower Representative), acting in good faith in its commercially reasonable discretion); provided, that any Subsidiary will cease to be a Immaterial Foreign Subsidiary to the extent the above required terms are not satisfied; provided, further, that Borrower Representative may designate any Subsidiary as ceasing to be an Immaterial Foreign Subsidiary to cause the above required terms to be satisfied with respect to the remaining Immaterial Foreign Subsidiaries. As of the Closing Date, the Borrower Representative has designated Humacyte Europe Limited, a company incorporated in the Republic of Ireland, as an Immaterial Foreign Subsidiary.

“Indebtedness” means, of any Person at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the Ordinary Course of Business; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under finance leases, to the extent required to be recognized as liabilities on the balance sheet of such Person in accordance with GAAP; (f) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person or any warrants, rights or options to acquire such Equity Interests, in each case solely to the extent such obligations are non-contingent or not solely at such Person’s option; provided that this clause shall not include repurchases of Equity Interests from current or former employees, officers or directors pursuant to equity compensation arrangements; (h) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (i) the net amount owed by such Person under an interest rate swap, cap, collar or similar hedging arrangements or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; and (j) all obligations of others of any type described in clause (a) through clause (i) above guaranteed by such Person; provided that, with respect to any earn-out, deferred purchase price or other contingent consideration, only the amount (i) required to be recorded as a liability on the balance sheet in accordance with GAAP or (ii) that is not contingent and is reasonably expected to become due and payable in cash, shall constitute Indebtedness. For the avoidance of doubt, ‘Indebtedness’ shall include, without limitation, all obligations arising under keepwell, support, or maintenance agreements, and any other arrangement whereby a Person undertakes to provide financial support or maintain the financial condition of another Person, whether or not such obligation constitutes a guarantee.

“Indemnified Person” has the meaning set forth in Section 12.3.

“In-License” means any license or other agreement between any Borrower or any of its Subsidiaries and any third party pursuant to which such Borrower or such Subsidiary obtains a license or sublicense of, covenant not to sue under, or other similar rights to, any Intellectual Property of such third party (other than off-the-shelf software licenses and non-exclusive licenses of Intellectual Property). For clarity, the In-Licenses existing as of the Closing Date include the Duke License Agreement and the Yale License Agreements.

“Insolvency Proceeding” means any proceeding by or against any Person under the Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)            its Copyrights, Trademarks and Patents;

(b)           any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)           any and all source code;

(d)           any and all design rights which may be available to such Person;

(e)            any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)            all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Investment Company Act” means Investment Company Act of 1940, as amended.

“Investment Documents” means, collectively, the Loan Documents and the Warrant.

“IP Security Agreement” means that certain intellectual property security agreement, entered into by each Loan Party which is the owner of Intellectual Property registered with the United States Patent and Trademark Office or United States Copyright Office, and Administrative Agent, as of the Closing Date or from time to time thereafter, as amended, restated, supplemented or otherwise modified, from time to time.

“Key Person” means Parent’s (a) Chief Executive Officer, who is Laura Niklason as of the Closing Date, (b) Chief Financial Officer, which is Dale Sander as of the Closing Date, and (c) Chief Medical Officer, which is Shamik Parikh as of the Closing Date.

“Lender” has the meaning set forth in the preamble.

“Lien” means a mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Commencement Date” means, with respect to each Loan: (a) the first day of the first full calendar month following the Funding Date of such Loan if such Funding Date is not the first day of a month; or (b) the same day as the Funding Date if the Funding Date is the first day of a month.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Fee Letter, the IP Security Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of any Secured Party in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” has the meaning set forth in the preamble.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Market Disruption Event” is any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in shares of Common Stock during any period or periods aggregating one hour or longer and whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise relating to Common Stock; or (b) the failure to open of the exchange or quotation system on which shares of Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral (in the case of priority, except to the extent resulting from a Permitted Lien) pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties as a whole; (ii) the ability of the Loan Parties to repay the Obligations; or (iii) the ability to enforce rights or remedies with respect to the Obligations.

“Material Contract” has the meaning set forth in Section 5.3.

“Maximum Rate” has the meaning set forth in Section 2.3(e).

“Net Product Revenue” means, for any period, (a) all “product revenue” of Parent and its Subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied, solely to the extent such product revenue is derived from sales of Symvess, as reported in the financial statements most recently delivered (or deemed delivered) pursuant to Section 6.2; less (b) without duplication of all such amounts required to be subtracted under GAAP, (i) trade, quantity and cash discounts allowed by Parent and its Subsidiaries, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments, reserves (including reserves for bad debts), and any other allowances that effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions that are typically deducted from gross revenue and not included in net revenue in accordance with GAAP in the commercially reasonable determination of Administrative Agent; provided, that (A) the calculation of Net Product Revenue shall exclude “service and other revenue” (as determined under GAAP consistently applied) and any one-time royalty payments, upfront fees, collaboration fees and similar non-recurring amounts, and (B) Net Product Revenue for any period shall be (x) determined on a pro forma basis to give effect to any acquisition or disposition of any applicable business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period, and (y) calculated without giving effect to any purchase-accounting adjustments required by ASC 805, whether positive or negative, arising from such transactions.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Secured Party Expenses, the fees pursuant to the Fee Letter and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Secured Party at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest or Secured Party Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Secured Party, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Parent” means Humacyte, Inc., a Delaware corporation.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Acquisition” means either (x) any In-License entered into by a Loan Party in the Ordinary Course of Business and in the same or a reasonably related, incidental or ancillary line of business as the Borrowers, so long as: (A) the applicable Loan Party’s rights and interests under such In-License are free and clear of Liens other than Permitted Liens; provided that customary inbound license restrictions (including non-assignment, non-sublicense, field-of-use, territory, and royalty provisions) shall be permitted and shall not, by themselves, be deemed to violate the lien-granting requirements under the Loan Documents if such restrictions are customary for similarly situated license arrangements and are not materially adverse to the value of the Collateral; (B) the aggregate guaranteed payments to the licensor under all such In-Licenses entered into after the Closing Date do not exceed One Million Dollars ($1,000,000) in any fiscal year of Parent; and (C) immediately prior to, and after giving effect to, the entry into such In-License, no Event of Default exists or would result therefrom and the Loan Parties are in pro forma compliance with Section 6.10 after giving effect to the entry into the In-License; or (y) an Acquisition to the extent that each of the following conditions shall have been satisfied (unless waived by Administrative Agent in writing in its sole discretion):

(a)            such Acquisition shall only involve assets located in the United States, the United Kingdom, Canada (other than Québec), Israel, Japan, Australia, New Zealand, Singapore, Hong Kong, a member state of the European Union, or any other jurisdiction reasonably acceptable to Administrative Agent (and in any event not subject to Sanctions);

(b)            immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, and the Borrowers will be in pro forma compliance with Section 6.10 after giving effect to the Acquisition;

(c)            all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law, and the Acquisition is approved by the board of directors (or equivalent control group) of all parties to the Acquisition;

(d)            in the case of the purchase or other acquisition of Equity Interests, (i) all of the Equity Interests (except for any such Equity Interest in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such acquisition shall be wholly owned by a Loan Party, and (ii) all Persons whose Equity Interests are being acquired shall become Loan Parties (other than any Immaterial Foreign Subsidiary);

(e)            for any Acquisition (i) involving Acquisition Costs in excess of One Million Dollars ($1,000,000), or (ii) of an acquisition target that has Indebtedness which will, following the consummation of such Acquisition, constitute Permitted Indebtedness under clause (n) of such definition, Borrower Representative shall have delivered written notice of such Acquisition to the Administrative Agent not less than ten (10) Business Days prior to the execution of a definitive agreement for such Acquisition (or such shorter period as may be specified by the Administrative Agent in its sole discretion), together with information about such Acquisition, including, but not limited to, (i) a draft of any acquisition agreement related to the proposed acquisition (together with disclosure schedules, other material agreements and any other related documents reasonably requested by Administrative Agent), (ii) the sources and uses of funds to finance the proposed acquisition, (iii) to the extent available, quarterly and annual audited financial statements of the Person whose Equity Interests or in respect of the assets that are being acquired, and (iv) any materials provided to the board of directors of Parent or Borrower Representative (or any committee thereof) with regard to such Permitted Acquisition;

(f)            Administrative Agent, on behalf of the Lenders, shall have received, substantially concurrently with the execution of the definitive documentation relating to such Acquisition, fully executed acquisition agreements and other related agreements with all attachments and schedules;

(g)            any assets acquired by Loan Parties pursuant to such Permitted Acquisition shall be subject to the security interest granted to Administrative Agent under the Loan Documents and the security interest in such assets shall be perfected in accordance with requirement set forth in this Agreement and other Loan Documents;

(h)            the total aggregate cash consideration to be paid by Parent and its Subsidiaries (including any earn-out obligations, deferred payments, royalty, milestone or similar contingent payment, and obligations in connection with seller notes, in each case subordinated to the Obligations and to the extent expressly permissible under this Agreement, and any other property used in satisfaction of the purchase price) in connection therewith in all of the contemplated Acquisitions during the term of this Agreement does not exceed Two Million Dollars ($2,000,000); provided that in each case, (i) Acquisition consideration funded by proceeds from the sale and issuance of Parent’s Equity Interests in a transaction not resulting in (x) a Change in Control, or (y) the issuance of more than twenty percent (20%) of the outstanding Common Stock of Parent immediately prior to the consummation of such sale and issuance, (ii) which sale and issuance has a primary purpose to fund such Acquisition, and (iii) which sale and issuance is consummated substantially contemporaneously with (and in any event, prior to, but no more than fifteen (15) days prior to) the consummation of such Acquisition, shall be disregarded in determining compliance with this clause (h);

(i)            no Change in Control shall result from such Permitted Acquisition;

(j)            the Person whose Equity Interests or business are being acquired shall be engaged in, or the asset acquired shall be used to engage in, the same line of business as the Borrowers or a business reasonably related, incidental or ancillary thereto, as determined by Administrative Agent in its commercially reasonable judgment; and

(k)            Borrower shall have delivered to Administrative Agent, concurrently with consummation of the Acquisition, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such Acquisition.

“Permitted Indebtedness” means:

(a)            each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b)            Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)            Subordinated Debt;

(d)            unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e)            Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f)            Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(g)            Indebtedness incurred under corporate credit cards in the Ordinary Course of Business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) outstanding at any time;

(h)            Indebtedness in a principal amount not to exceed Two Million Dollars ($2,000,000) incurred pursuant to the Existing Letter of Credit;

(i)            guarantees of the Loan Parties and their Subsidiaries in respect of Indebtedness and other obligations of the Loan Parties and any Subsidiary otherwise constituting Permitted Indebtedness;

(j)            Indebtedness incurred in the Ordinary Course of Business to finance the payment of insurance premiums; provided that (i) the terms of such financing are customary, (ii) no cross-collateralization or cross-default (other than with such premium finance documents) is permitted and (iii) such Indebtedness is amortized over the term of the financed policy and does not extend beyond such term;

(k)            unsecured Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Loan Parties or any Subsidiary, incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person in the Ordinary Course of Business;

(l)            guarantees (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business but excluding guaranties with respect to any obligations for borrowed money;

(m)            unsecured Indebtedness consisting of obligations in respect (i) of purchase price adjustments in connection with the disposition of assets or acquisition of assets permitted hereunder, (ii) any earn-out, royalty, milestone or other contingent consideration in connection with a Permitted Acquisition, and (iii) royalties and other obligations in respect of licenses entered into in the ordinary course and otherwise permitted hereunder; provided, in the cases of Indebtedness described in clauses (i) and (ii) above, such Indebtedness is subject to terms and conditions, including subordination provisions, acceptable to the Administrative Agent in its commercially reasonable discretion;

(n)            Indebtedness assumed in connection with any Permitted Acquisition; provided that (i) such Indebtedness exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition, (ii) immediately before and after such Permitted Acquisition, no Event of Default shall have occurred and be continuing, and (iii) the aggregate principal amount of Indebtedness permitted pursuant to this clause (n) shall not exceed One Million Dollars ($1,000,000) at any time outstanding;

(o)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be; and

(p)            other unsecured Indebtedness not otherwise permitted under clauses (a) through (r) in an aggregate outstanding principal amount not to exceed at any time Five Hundred Thousand Dollars ($500,000).

“Permitted Investments” means:

(a)            Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b)            (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Parent’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Borrower Representative’s Board and the Administrative Agent (such approval shall not be unreasonably withheld, conditioned or delayed);

(c)            Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d)            Investments consisting of repurchases of Parent’s Equity Interests from former employees, officers and directors of a Loan Party to the extent permitted under Section 7.7;

(e)            Investments (i) by Loan Parties in other Loan Parties, (ii) by Loan Parties in Subsidiaries (that are not Loan Parties) in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000), and (iii) by Subsidiaries (that are not Loan Parties) in other Subsidiaries for the ordinary course operating expenses of such Subsidiaries or in Loan Parties;

(f)            Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board;

(g)            Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(h)            Investments consisting of Deposit Accounts in which Administrative Agent has a perfected security interest if and to the extent required by the terms of this Agreement;

(i)            Investments accepted in connection with Permitted Transfers;

(j)            joint ventures or strategic alliances in the Ordinary Course of Business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Parent;

(k)            Permitted Acquisitions;

(l)            Investments of any Person that (i) becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or (ii) are assumed after the Closing Date by Parent or any Subsidiary in connection with an acquisition of assets from such Person by Parent or such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (w) does not constitute Indebtedness of such Person, (x) exists at the time such Person becomes a Subsidiary of the Parent (or is merged or consolidated with or into a Subsidiary of the Parent) or such assets are acquired, and (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary (or merging or consolidating with or into a Subsidiary) or such acquisition of assets;

(m)            Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (m) shall not apply to Investments of a Loan Party in any Subsidiary; and

(n)            other Investments in an aggregate amount not to exceed One Million Dollars ($1,000,000).

“Permitted Licenses” means (a) any out-license for the development, manufacture and/or commercialization of any Product; provided that (i) such out-license is not a Restricted License and constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, (ii) all upfront payments, royalties, milestone payments or other proceeds arising from such out-license that are payable to any Loan Party or Affiliate are paid to a deposit account that is subject to an Account Control Agreement, and (iii) such license that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the Ordinary Course of Business; (b) any license granted to any third party for the manufacture of any Product or otherwise granted to a vendor or service provider in order to provide services for the benefit of the Loan Parties or their Affiliates but granting no rights to sell, offer to sell, have sold or otherwise commercialize any Product; (c) intercompany non-exclusive licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, sale, research, co-promotion, or distribution among the Loan Parties and their Subsidiaries; (d) non-exclusive research licenses and other licenses for the use of the property of the Loan Parties or their Subsidiaries in the ordinary course of business but in each case granting no rights to sell, offer to sell, have sold or otherwise commercialize any Product; (e) any out-license existing on the Closing Date which is listed in the Perfection Certificate; and (f) any license agreement acquired in an acquisition permitted hereunder so long as such license agreement was not entered into in connection with, or in anticipation of, such acquisition.

“Permitted Liens” means:

(a)            Liens arising under this Agreement and the other Loan Documents;

(b)            Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)            purchase money Liens or capitalized lease obligations (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding;

(d)            Liens for Taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e)            leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f)            Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)            Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)            deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds, letters of credit, and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding One Million Dollars ($1,000,000) at any time;

(i)            Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j)            Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Administrative Agent has a perfected security interest in such Deposit Account, or the securities maintained therein and Administrative Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6;

(k)            licenses of Intellectual Property which constitute a Permitted Transfer;

(l)            Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)            Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement;

(n)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(o)            any Lien existing on assets or properties at the time of its acquisition in connection with a Permitted Acquisition, or existing on any assets or property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Liens do not extend to any assets or property other than the assets or property acquired, or those of such Person that becomes a Subsidiary, (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, and (iv) the Indebtedness and other obligations secured thereby constitutes Permitted Indebtedness;

(p)            Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers (provided that such Liens extend only to such insurance proceeds and not to any other property or assets), to the extent the underlying Indebtedness is permitted under Section 7.4;

(q)            to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition; and

(r)            Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means:

(a)            sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)            (i) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business; and (ii) Permitted Licenses;

(c)            dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(d)            Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(e)            the use or transfer of money or Cash Equivalents in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents;

(f)            Transfers of property (i) from any Loan Party to any other Loan Party, and (ii) from any Subsidiary (which is not a Loan Party) to Parent or its Subsidiaries; provided that in each case in which there is a Lien over the relevant property in favor of Administrative Agent in advance of the Transfer, an equivalent Lien will be granted to Administrative Agent by Person which acquires the property;

(g)            the sale or issuance of Equity Interests of any Subsidiary of Parent (i) to any Loan Party, or (ii) in connection with any transaction that does not result in a Change in Control;

(h)            the compromise, settlement, adjustment, or write-off of Accounts in the Ordinary Course of Business, consistent with past practice and in accordance with GAAP, including customary cash discounts and credits, but excluding any factoring, securitization, receivables financing, or bulk sale of receivables;

(i)            the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) that Borrower Representative reasonably determines in good faith is no longer economically practicable or commercially desirable to maintain or is not useful in the conduct of the business of Borrowers and their Subsidiaries; provided, that (1) no Default or Event of Default exists at such time or would result therefrom, (2) such action does not involve any Intellectual Property that is material to the operations of the business of the Borrowers and their Subsidiaries, taken as a whole, or that is used in or necessary for products or services that generated at least five percent (5%) of consolidated revenue (as determined in accordance with GAAP) for the most recently ended period of four consecutive fiscal quarters, or the loss of which could reasonably be expected to result in a Material Adverse Effect, (3) such Transfer does not materially impair the value of the Collateral or the perfection or priority of any Lien securing the Obligations, (4) such Transfer is not to an Affiliate (other than any Loan Party), except as expressly permitted under this Agreement, and (5) to the extent any consideration is received, it is for fair market value on an arm’s-length basis; and

(j)            other Transfers of assets having a fair market value of not more than One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Parent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Principal Stock Exchange” is the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal national securities exchange or public quotation system on which Common Stock is then listed for trading or quoted.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Qualified Cash” means, at any time, the aggregate amount of unrestricted and unencumbered (other than the Lien in favor of Administrative Agent) cash and Cash Equivalents held at such time by the Loan Parties in Collateral Accounts subject to Account Control Agreements.

“Qualified Financing” means any offering of Common Stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of Common Stock, convertible preferred stock or other equity securities) of Parent consummated after the Closing Date that is broadly marketed or offered to multiple investors.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Remaining Months Liquidity” means, as of any date of determination, the product of (a) Qualified Cash, divided by (b) Average Three-Month FCF Burn.

“Required Lenders” (and each a “Required Lender”) means, as of any date of determination, Lenders who, together with their Affiliates and Approved Funds, hold at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Loans at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or similar material agreement (other than ordinary course customer contracts, off-the-shelf software licenses, licenses commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that by its terms prohibits, restricts, or requires consent for the creation, perfection, or enforcement of a security interest in such license or any rights or proceeds thereunder (other than to the extent such prohibition or restriction is ineffective under applicable law, including §§ 9-406, 9-407, 9-408, or 9-409 of the Code), or (b) for which a default or termination could reasonably be expected to interfere with Administrative Agent’s right to sell a material portion of the Collateral.

“Revenue Interest Purchase Agreement” means the Revenue Interest Purchase Agreement, dated as of May 12, 2023, by and among Parent, the Borrower Representative, the purchasers from time to time party thereto, and Hook SA LLC, as purchaser agent, as amended.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or any sanctions authority of any other jurisdiction in which any Guarantor or Foreign Subsidiary is organized.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

“Second Tranche Availability Period” means the period commencing on October 1, 2026 through (and including) March 31, 2027.

“Second Tranche Milestone Date” means the first date on which Borrower Representative has provided evidence to Administrative Agent, satisfactory to Administrative Agent in its sole discretion, on or prior to March 31, 2027, that: (a) Net Product Revenue for the trailing twelve month period ending on the last day of the calendar month ending on or immediately prior to the proposed date of drawdown of the Second Tranche Term Loan was at least Thirty-Two Million Dollars ($32,000,000); (b) the United States Food and Drug Administration or any successor thereto has accepted for review in writing the supplemental Biologics License Application submitted by Borrower Representative (or its applicable Affiliate) for Symvess in the indication of arteriovenous dialysis; and (c) the Remaining Months Liquidity as of the proposed date of drawdown of the Second Tranche Term Loan (but prior to giving effect to the funding of such Second Tranche Term Loan) is at least nine (9).

“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a)(ii).

“Second Tranche Term Loan Commitment” means, as to any Lender, the principal amount of the Second Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Secured Party” means Administrative Agent or any Lender.

“Secured Party Expenses” means all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees, expenses and disbursements) of the Secured Parties for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with any arbitration, mediation, judicial reference, legal action, appeal or Insolvency Proceeding) or otherwise incurred with respect to a Loan Party, including (a) proceedings for declaratory relief, any counterclaim to any proceeding, and (b) reasonable, out-of-pocket due diligence expenses including but not limited to site visits, inspection of assets, travel, industry consultants and database access fees. For the purposes of this definition, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders reasonably satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Parent.

“Symvess” means the acellular, tissue-engineered vascular graft constructed from human-derived extracellular matrix and developed by Borrower Representative, together with any improvements, enhancements, line extensions, replacements, or next-generation versions thereof, manufactured by or on behalf of Borrower Representative and marketed under the “Symvess” name.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2.

“Term Loan Maturity Date” means December 1, 2029.

“Termination Date” has the meaning set forth in Section 4.1.

“Third Tranche Availability Period” means the period commencing on the July 1, 2027 through (and including) June 30, 2028.

“Third Tranche Milestone Date” means the first date on which Borrower Representative has provided evidence to Administrative Agent, satisfactory to Administrative Agent in its sole discretion, on or prior to June 30, 2028, that: Net Product Revenue for the trailing twelve month period ending on the last day of the calendar ending on or immediately prior to the proposed date of drawdown of the Third Tranche Term Loan was at least Eighty Million Dollars ($80,000,000).

“Third Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iii).

“Third Tranche Term Loan Commitment” means, as to any Lender, the principal amount of the Third Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Trading Day” is any day on which (a) there is no Market Disruption Event, and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer” has the meaning set forth in Section 7.1.

“Unrestricted Securities” means the Conversion Shares, (A) while a registration statement covering the sale or resale of the Conversion Shares is effective under the Securities Act, (B) following any sale of the Conversion Shares pursuant to Rule 144, or (C) if such Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1), (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

“Upfront Facility Fee” has the meaning given to such term in the Fee Letter.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

“Warrant” means, collectively, (a) those certain Warrants to Purchase Common Stock dated as of the Closing Date executed by Parent in favor of each Designated Holder, together with (b) any other warrant to purchase stock issued by Parent in favor of a Designated Holder theretofore or thereafter, in each case, as amended, modified, supplemented and/or restated from time to time.

“Yale License Agreements” refers, collectively, to (i) that certain Exclusive License Agreement, dated as of August 8, 2019, as amended, by and between Yale University and Borrower Representative in respect of an invention entitled “Bioartificial Vascular Pancreas (BVP)” and patents related thereto and (ii) that certain Exclusive License Agreement, dated as of August 25, 2019, as amended, by and between Yale University and Borrower Representative in respect of a jointly-owned invention entitled “Tubular Prostheses” and patents related thereto.

SCHEDULE 1

COMMITMENTS

LENDER	FIRST TRANCHE TERM LOAN COMMITMENT	SECOND TRANCHE TERM LOAN COMMITMENT	THIRD TRANCHE TERM LOAN COMMITMENT	TOTAL COMMITMENTS
AVENUE VENTURE OPPORTUNITIES FUND II, L.P.	$40,000,000	$12,500,000	$25,000,000	$77,500,000
TOTAL	$40,000,000	$12,500,000	$25,000,000	$77,500,000

SCHEDULE 4
REGISTRATION RIGHTS

For purposes of this Schedule 4, capitalized terms used and not otherwise defined shall have the following meanings:

“Effectiveness Period” shall have the meaning set forth in Section 2 below.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by Parent of a written notice by Administrative Agent requesting that a Registration Statement be filed in respect of all of the Conversion Shares, provided no such request shall be given if the Conversion Shares do not constitute Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 2.2(e) of the Agreement, the Designated Holder.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares issued or issuable pursuant to Section 2.2(e) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to Parent a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statement and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Borrower Representative from time to time.

1            Registration Obligations; Filing Date Registration.

On or prior to the Filing Date, Parent shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Administrative Agent on behalf of Holders; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Parent shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Parent shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Parent shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to Parent pursuant to a written opinion letter, addressed to Parent’s transfer agent to such effect (the “Effectiveness Period”). By 9:30 am Eastern Time on the Business Day following the date the Registration Statement is declared effective, Parent shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.

2            Registration Procedures.

In connection with Parent’s registration obligations hereunder, Parent shall:

2.1            (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.10) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

2.2            Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Parent whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.3            Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

2.4            If requested by the Administrative Agent on behalf of Designated Holders, use commercially reasonable efforts to (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Parent reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Parent has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

2.5            Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

2.6            Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Parent hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

2.7            Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, Parent shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Parent.

2.8            Upon the occurrence of any event contemplated by Section 2.3(v), use commercially reasonable efforts to promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.9            Use commercially reasonable efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the Principal Stock Exchange or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by Parent are then listed or traded; provided, however, that nothing in this Section 2.9 shall require Parent to continue to list its Common Stock on the Principal Stock Exchange and be a reporting company pursuant to Section 13 of the Exchange Act.

2.10            Parent may require each selling Holder to furnish to Parent information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Parent may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within three (3) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Parent that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.2 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Parent of the occurrence of any event of the kind described in Sections 2.2(ii), (iii), (iv), (v) or 2.11, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.8, or until it is advised in writing by Parent that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

2.11            If (i) there is material non-public information regarding Parent which the Parent reasonably determines not to be in its best interest to disclose and which Parent is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Parent which the Parent reasonably determines not to be in Parent’s best interest to disclose, then Parent may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days, provided that Parent may not postpone or suspend its obligation under this Section 2.11 for more than sixty (60) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) day periods, arising out of the same set of facts, circumstances or transactions.

2.12            If a Registration Statement is not effective with respect to all of the Registrable Securities and Parent decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then Parent will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Administrative Agent on behalf of Holders to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares do not constitute Registrable Securities. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Parent shall include in such registration (i) first, the securities Parent proposes to sell, and (ii) second, the Registrable Securities.

3            Registration Expenses.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Parent (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by Parent whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Stock Exchange, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Parent, (iv) Securities Act liability insurance, if Parent so desires such insurance, and (v) fees and expenses of all other Persons retained by Parent in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Parent’s independent public accountants. In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4               Indemnification.

4.1            Indemnification by Parent. Parent shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, reasonable, documented, out of pocket costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable, documented, out of pocket attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Parent by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose and that any information furnished to Parent information each Holder pursuant to Section 2.10 has been approved by the applicable Holder for such purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Parent has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Parent is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.

4.2            Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Parent, its directors, officers, agents and employees, each Person who controls Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Parent by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose and that any information furnished to Parent regarding each Holder pursuant to Section 2.10 has been approved by the applicable Holder for such purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

4.3            Conduct of Indemnification Proceedings.

(a)            If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b)            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the reasonable, documented, out-of-pocket fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.4            Contribution.

(a)            If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable, documented and out-of-pocket attorneys’ or other reasonable, documented and out-of-pocket fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b)            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c)            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder by way of conversion of the Conversion Amount.

5               Miscellaneous.

5.1            Remedies. In the event of a breach by Parent or by a Holder, of any of their obligations under this Agreement, each Holder or Parent, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Parent and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

5.2            Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have Parent register for resale Registrable Securities in accordance with the terms of this Agreement, shall not be assignable by such Holder, in whole or in part, without Parent’s prior written consent; provided, however, that no such consent shall be required for an assignment by a Holder to any of its Affiliates. Any Assignment pursuant to this Section 5.2 shall only be effective if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Parent within a reasonable time after such assignment, (ii) Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Parent receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Parent to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

5.3            Notices and Communications to Holders. Unless otherwise indicated in a written notice by Administrative Agent to Parent, Parent may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holders to Administrative Agent in accordance with Section 10 of the Agreement, and Administrative Agent shall promptly deliver the same to Holders.